Exhibit 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

GraphOn Corporation
Santa Cruz, California

      We hereby consent to the use in the Prospectus, constituting a part of this post-effective Amendment No. 2 to Registration Statement No. 333-124791, of our report dated April 17, 2006 (August 8, 2006 as to the second paragraph of Note 13) relating to the consolidated financial statements of GraphOn Corporation, which is contained in that Prospectus.

      We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/   MACIAS GINI & O'CONNELL LLP
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Macias Gini & O'Connell LLP
Sacramento, California

January 15, 2007